EXHIBIT 23.2



     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 16, 1996, on the financial statements of Quantech Ltd. (the "Registrant"), which report and statements appear in the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 1996.



                                     /s/ McGladrey & Pullen, L.L.P.
                                     McGladrey & Pullen, L.L.P.



Minneapolis, Minnesota
September 6, 1996